Exhibit 10.5

ASSIGNMENT OF MEMBERSHIP INTEREST

EFFECTIVE UPON AND SUBJECT TO THE RECEIPT BY CARNEGIE MELLON UNIVERSITY OF THE SUM OF $65,740.95 WITHIN TEN DAYS OF THE EXECUTION OF THIS ASSIGNMENT, Carnegie Mellon University, hereby sells, assigns, transfers and conveys all of its membership interest in Classroom Salon, LLC, a Pennsylvania limited liability company (the “Company”), to Classroom Salon Holdings LLC, a Delaware limited liability company, and hereby appoints any manager of the Company as its true and lawful attorney-in-fact, to transfer said membership interest on the books of the Company, with full power of substitution in the premises.

This Assignment may be executed and delivered by facsimile or electronic transmission, and a facsimile or electronic version of this Agreement or of a signature of a party will be effective as an original.

Effective as of January 18th , 2022

Carnegie Mellon University

By	/s/ Robert A. Wooldridge
Robert A. Wooldridge, Associate Vice President,
Technology Transfer and Enterprise Creation